EXHIBIT 10.27
TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is entered into by ANSYS, Inc., a Delaware corporation with a principal office at 2600 Ansys Drive, Canonsburg, PA 15317 (“Ansys” or “Company”), and Nicole Anasenes, an individual residing at the address set forth in the Company’s books and records (“Employee”) (collectively, the “Parties”). The purpose of this Agreement is to establish an amicable arrangement for ending the employment relationship on a date certain (“Resignation Date,” as further defined in Section 1, below) and memorialize Employee’s commitment to work for the Company through and including the Resignation Date. In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Termination of Employment. Employee has given notice of her intent to voluntarily resign as an employee of Ansys of her position with Ansys during the second quarter of 2024. Pursuant to this Agreement, the Parties agree that, effective as of February 22, 2024 (the “Transition Date”), Employee will no longer serve as the Company’s Chief Financial Officer and Senior Vice President of Finance (and that this transition is voluntary, consented to and requested by Employee). Further, the Parties agree that Employee will remain a non-executive employee of Ansys with the title of Special Advisor until June 7, 2024 (the “Resignation Date”), on which Resignation Date Employee shall resign from Ansys and Employee’s employment with the Company and all of its subsidiaries will terminate. Employee’s termination of employment on the Resignation Date shall be treated as a voluntary termination of employment. Employee also agrees that, as of the Resignation Date, Employee will terminate from all other positions Employee holds (if any) as an officer, employee or director of the Company and the Company’s subsidiaries and affiliates, and that Employee will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize Employee’s termination from all positions with the Company and its subsidiaries and affiliates. Through the Resignation Date, Employee will continue to receive her current compensation and her current benefits, and Employee will continue to vest in the Restricted Stock Units previously granted to her in accordance with the terms of the applicable award agreements and plan.
2.Consideration to Employee. In exchange for Employee’s execution of (and non-revocation of) this Agreement, her commitment to work through and including her Resignation Date, her Non-Compete and Non-Solicitation promises set forth herein, and the Release (as defined below), Ansys is entering into the Consulting Services Agreement attached hereto as Exhibit A (the “Consulting Services Agreement”), with Employee’s consulting services thereunder commencing on the Resignation Date.
3.Express Condition Precedent: No Company Obligations Triggered Absent Execution (and Non-Revocation) of a General Release and Waiver of Claims. The Company’s obligations set forth in Section 2 are expressly conditioned upon, and shall not be triggered unless and until, Employee executes, contemporaneous with her Resignation Date (and subsequently does not revoke) a general release and waiver of claims substantially in the form attached hereto as Exhibit B (the “Release”).
In the Release, Employee also shall warrant, unless facts known to her at that time prevent her from doing so, that as of the Resignation Date she has no known workplace injuries and that she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts earned and accrued, less applicable deductions, to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts are due to her, except as provided in Section 2.

4.Non-Compete and Non-Solicitation.
(a) The Company’s business is focused on developing and globally marketing engineering simulation software and technologies (“Engineering Simulation Software”).
(b) Non-Competition. While Employee remains employed by the Company and for one (1) year after her Resignation Date, Employee will not, directly or indirectly, whether as employee, owner, partner, shareholder, co-venturer, consultant, agent or otherwise, work, engage, participate, consult or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services that are competitive with the products and/or services of the Company, or products and/or services that the Company has under development or that are subject to active planning at any time during Employee’s employment, including without limitation, business activities which compete with the Company’s core business of Engineering Simulation Software (“Competitor”). Notwithstanding the foregoing, (i) Employee may hold publicly traded stock in a Competitor if the amount of stock Employee holds is less than 1% of the Competitor’s outstanding capital stock, and (ii) Employee may serve as a non-executive board member of another business so long as any such business(es) is not a Competitor. The restrictions set forth in this Section 4(b) are intended to protect the Company’s interest in Ansys’s Proprietary Information (as defined below) and established customer relationships and goodwill, and Employee agrees that such restrictions are reasonable and appropriate for this purpose. Employee acknowledges that the restrictions set forth in this Section 4(b) do not preclude Employee from finding employment or other gainful economic opportunities in the fields of professional engineering, or non-engineering software. If Employee violates this Section 4(b), the non-compete period will be extended by the amount of time during which Employee engages in such violation(s).
(c) Non-Solicitation. While Employee is employed by the Company and for one (1) year after Employee’s Resignation Date, Employee will not: (a) offer to provide engineering simulation software or other products or services that the Company offers to any current or prospective customer of the Company with whom Employee dealt or about whom Employee received Confidential Information or (b) hire, solicit to hire or otherwise retain any employee of the Company for employment, independent contractor or other consulting work. If Employee violates this Section 4(c), the non-solicitation period will be extended by the amount of time during which Employee engages in such violation(s).
(d) Injunction. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company, and Employee considers them to be reasonable. Employee agrees that the Company will be irreparably damaged if these restrictions are not specifically enforced. It would be difficult to measure any damages caused to the Company, which might result from Employee’s breach of this Agreement, and money damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee breaches, or threatens to breach, any portion of this Section 4, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company, and no bond or other securities will be required in connection with it. Employee understands that if she breaches any of the promises set forth in this Agreement, and the Company proves Employee’s breach in court and/or is awarded a permanent or temporary injunction against Employee’s continuing breach or damages arising from said breach, Employee shall be liable to pay all of the Company’s reasonable costs and attorney’s fees incurred in enforcing this Agreement, proving said breach, obtaining said injunction and/or damages, and/or collecting on any judgment.

5.Tax Indemnification. Company has made no representations to Employee regarding the tax consequences of any consideration received under this Agreement, and Employee is solely responsible for all applicable taxes, if any, owed to any taxing authority as a result of the consideration given by Ansys under Section 2. Employee will indemnify Ansys, and hold Ansys harmless, for all taxes, penalties and interest, withholding or otherwise, for which Ansys may be found liable as a consequence of Employee not paying all applicable taxes, if any, owed to any taxing authority as a result of the consideration to Employee pursuant to Section 2. For purposes of this Section 5, Ansys is defined to include its affiliates, subsidiaries, insurers, associates, predecessors, successors and assigns (including, without limitation, any of their respective current and former employees, officers, directors, agents, trustees, attorneys, representatives and stockholders).
6.Insider Trading Policy. Employee agrees that she will continue to be subject to the ANSYS, Inc. Insider Trading Policy and Procedures and will be prohibited from trading securities of the Company until such time that she is no longer in possession of material non-public information regarding Ansys and its subsidiaries.
7.Confidentiality
(a) Protecting the Company’s Proprietary Information. Employee understands that in the course of her employment, she received Ansys’s Proprietary Information. Employee agrees:
1.    to treat all Proprietary Information as strictly confidential;
2.    not to directly or indirectly disclose, publish, communicate or make available Proprietary Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Proprietary Information in connection with the business of Ansys and, in any event, not to anyone outside of the direct employ of Ansys without prior written consent of an authorized officer acting on behalf of Ansys;
3.    not to access or use any Proprietary Information, and not to copy any documents, records, files, media or other resources containing any Proprietary Information, or remove any such documents, records, files, media or other resources from the premises or control of Ansys without the prior written consent of an authorized officer acting on behalf of Ansys.
Employee can disclose Proprietary Information as required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, such as the Securities and Exchange Commission (“SEC”), provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. After her Resignation Date, Employee agrees that she will promptly (within 30 days) provide Ansys with written notice of such an order but understands that she does not need permission from Ansys to respond.
Employee understands and acknowledges that her obligations under this Agreement with regard to any particular Proprietary Information starts now and continues during and after her separation from employment with Ansys until the Proprietary Information has become public knowledge through no fault of her own.
Employee understands and acknowledges that this Proprietary Information and Ansys’s ability to reserve it for the exclusive knowledge and use of Ansys is of great competitive importance and commercial value to Ansys, and that if Employee improperly uses or discloses the Proprietary Information, Employee can cause Ansys to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

The term “Proprietary Information” means any and all confidential and/or proprietary knowledge, data or information of Ansys. By way of illustration, but not limitation, “Proprietary Information” includes (i) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, marketing innovations (including brand names, taglines and logos), other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (collectively referred to as “Inventions”); (ii) client lists and information, including the terms of contracts and arrangements with and proposals to Ansys’s clients and prospective clients (collectively, “Clients”); (iii) customer lists and personal, financial and other information obtained from consumers of Ansys’s services; (iv) non-public pricing information, vendor prices and lists, buying and pricing strategies and merchandise plans, including the terms of contracts and arrangements with vendors; (v) promotional, marketing and advertising strategies and plans, including information about projects in development and the terms of contracts and arrangements relating to promotions, marketing and advertising (including arrangements with athletes); (vi) non-public financial and statistical information relating to Ansys, its business and the businesses of its Clients, including budgets, financial and business forecasts, expansion plans and business strategies; and (vii) information regarding the skills, performance and compensation of other employees, contractors and consultants of Ansys. Employee’s obligations with respect to Proprietary Information shall not apply to any portion of the Proprietary Information which is presently or becomes publicly available or a matter of public knowledge or domain through no act or omission by Employee; which is rightfully received by Employee from a third party who is or was not bound in any confidential relationship to ANSYS; or which is required to be disclosed by a judicial or governmental order, in which case Employee shall promptly notify ANSYS, but in no event to exceed 10 business days, of Employee’s receipt of such judicial or governmental order and take reasonable steps to assist in contesting such order or in protecting ANSYS’ rights prior to disclosure.

Subject to Section 7(c), Employee agrees that Employee shall direct all questions regarding the transactions contemplated by the Agreement and Plan of Merger, dated as of January 15, 2024, by and among the Company, Synopsys, Inc., a Delaware corporation (“Synopsys”), and ALTA Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Synopsys (the “Merger Agreement”), to the Company.
(b) Return of Property. On or before her Resignation Date, Employee will return to the Company all property and information that belongs to the Company, including, but not limited to the following (where applicable): automobile; computers (desktop and laptop); phone; tablet; iPad; devices (including USB and external hard drives); handheld devices; keys, access cards, passwords, and/or ID cards; all electronically stored and paper copies of all financial data, customer information, business plans and reports, and Company files; and all records, customer lists, written information, forms, plans, and other documents, including electronically stored information. Employee shall search Employee’s electronic devices, device back-ups, residence, and automobile and certify in the waiver of claims executed contemporaneous with her Resignation Date that Employee has disclosed all Company property in Employee’s possession or control and returned such property as directed by Company.

(c) Reports to Government Entities. Nothing in this Agreement, including the Protecting the Company’s Proprietary Information clause, restricts or prohibits Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Proprietary Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the EEOC, the Department of Labor, the NLRB, the Department of Justice, the SEC, the Congress, and any agency Inspector General (collectively, “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Employee is waiving her right to receive any individual monetary relief from Ansys or any others covered by this Agreement and General Release resulting from such claims or conduct, regardless of whether she or another party has filed them. This Agreement does not limit Employee’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Employee does not need the prior authorization of Ansys to engage in conduct protected by this Section, and Employee does not need to notify Ansys that she has engaged in such conduct.
8.Future Cooperation. After her Resignation Date, Employee agrees to cooperate reasonably with Ansys and all of its affiliates (including its and their outside counsel) in connection with (i) the contemplation, prosecution and defense of all phases of existing, past and future litigation about which Ansys believes Employee may have knowledge or information; (ii) responding to requests for information from regulatory agencies or other governmental authorities; and (iii) the reasonable enforcement of any compensation clawback policy maintained by Ansys from time to time (together “Cooperation Services”). Employee further agrees to make herself available to provide Cooperation Services at mutually convenient times during and outside of regular business hours as reasonably deemed necessary by Ansys’s counsel. Ansys shall not utilize this section to require Employee to make herself available to an extent that would unreasonably interfere with full-time employment responsibilities that she may have. Cooperation Services include, without limitation, appearing without the necessity of a subpoena to testify truthfully in any legal proceedings in which the Company or an affiliate calls her as a witness. Ansys shall reimburse Employee for any reasonable travel expenses that she incurs due to her performance of Cooperation Services, after receipt of appropriate documentation consistent with Ansys’s business expense reimbursement policy. In addition, in the event Employee’s cooperation obligations exceed 5 hours after expiration of the Consulting Services Agreement, the Company will consider in good faith a mutually agreed upon market rate fee for time spent by Employee providing cooperation under this Section 8.
9.Breach of Agreement. Employee agrees and recognizes that should Employee materially breach any of the obligations or covenants set forth in Section 4, 6, 7, or 8 of this Agreement, and if such breach is not cured to the satisfaction of the Company’s Board of Directors within 15 days of written notice thereof from Ansys to Employee, Ansys will have no further obligation to provide Employee with the consideration set forth in Section 2 of this Agreement and will have the right to seek repayment of all consideration paid up to the time of any such breach. Notwithstanding the foregoing, Employee acknowledges that in any such event, any release executed contemporaneous with her Resignation Date shall remain valid and enforceable.
10.Indemnification Matters. The Company agrees to indemnify Employee for matters arising out of or relating to her Corporate Status (as defined below) with the Company or any of its subsidiaries or affiliates (collectively, the “Company Group”) as provided in, and subject to the conditions of, this Section 10.

(a) Agreement to Indemnify; Exceptions.

(i) Subject to Section 10(c), the Company shall indemnify Employee, to the fullest extent permitted by the laws of the State of Delaware, as such may be amended by time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment), in connection with any threatened, pending or completed action, claim, suit, arbitration, mediation, alternative resolution mechanism, hearing or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, an “Action”), any appeal of such an Action, and any inquiry or investigation which could lead to such an Action to which Employee is, was, or at any time becomes a party to or a participant in, or is threatened to be made a party to or participant in, by reason of the fact that Employee is serving or was serving as (A) a director, officer, employee, agent, fiduciary or other service provider of any member of the Company Group, or (B) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the written request or direction of any member of the Company Group, including service with respect to employee or other benefit plans (collectively, a “Proceeding”; Employee’s status described in the foregoing clauses (A) and (B) is referred to as Employee’s “Corporate Status”), against any fees and other expenses and disbursements reasonably incurred in connection with a Proceeding or in settlement of a Proceeding incurred by Employee, or on Employee’s behalf (“Expenses”), any amount reasonably paid in settlement, and any liability fixed by a judgment, order, decree or award (including civil fines and penalties to the extent permitted by applicable law or regulation or covered and paid under a D&O Policy as defined below) (collectively, with Expenses, “Indemnifiable Losses”) if Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of any criminal proceeding, that Employee had no reasonable cause to believe Employee’s conduct was unlawful.

(ii) No Indemnifiable Losses pursuant to Section 10(a)(i) hereof shall be paid by the Company:

    (A) with respect to any Proceeding in which Employee is finally adjudicated (1) not to have acted in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company, and (2) with respect to any criminal Proceeding, to have had reasonable cause to believe his or her conduct was unlawful;

    (B) with respect to any claim in which final judgment is rendered against Employee or in which Employee enters into a settlement, in each case for an accounting of profits made from the purchase or sale by Employee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, in each case as amended, or similar provisions of any federal, state or local laws, or on account of any payment by Employee to the Company in respect of any claim for such an accounting;

    (C) in connection with a Proceeding by or in the right of the Company, except for Expenses actually and reasonably incurred by Employee in connection with such a Proceeding;

    (D) except for compulsory counterclaims or cross claims, with respect to any Proceeding initiated by Employee unless (1) the Company’s Board of Directors (each, a “Director” and, collectively, the “Board”) consented to the initiation of such Proceeding prior to its initiation, (2) the Board authorized the Company to join in such Proceeding, or (3) such Proceeding is initiated solely to enforce Employee’s rights under this Section 10; or

    (E) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

(iii) If Employee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Losses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Employee for the portion thereof to which Employee is entitled to the extent permitted by applicable law or regulation or covered and paid under a D&O Policy as defined below.

(iv) To the extent that Employee is, by reason of her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Employee is not a party, she shall be indemnified against all reasonable Expenses actually and reasonably incurred by her, or on her behalf, in connection therewith.

(b) Procedure for Notification. To obtain indemnification under this Section 10, Employee shall reasonably promptly (within 45 days) submit to the Company a written request, including a description of any Proceeding or Indemnifiable Losses. After making such a request, Employee shall, at the request of the Company, promptly (within 30 days) furnish all documentation and information necessary to facilitate the Company’s reimbursement of Indemnifiable Losses under its applicable insurance policies. The failure by Employee to timely notify the Company of any Proceeding or Indemnifiable Losses shall not relieve the Company from any liability under this Section 10 unless, and only to the extent that, such failure actually and materially prejudices the interests of the Company. For the avoidance of doubt, any noncompliance by Employee with respect to Employee’s obligations under this Section 10(b) that for any reason materially diminishes or materially impairs the ability of the Company to obtain reimbursement under or otherwise access applicable insurance policies shall be deemed to have actually and materially prejudiced the interests of the Company.

(c) Determination of Right to Indemnification.

    (i) In the event Employee shall have been successful on the merits or otherwise in defense of any Proceeding, including dismissal without prejudice, Employee shall be indemnified against Indemnifiable Losses relating to, arising out of or resulting from such Proceeding in accordance with Section 10(a) and no Standard of Conduct Determination (as defined in Section 10(c)(iii)) shall be required with respect to such Proceeding. If Employee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Employee against all Indemnifiable Losses actually and reasonably incurred by her, or on her behalf, in connection with each successfully resolved claim, issue or matter to the extent permitted by applicable law or regulation or covered and paid under a D&O Policy as defined below.

    (ii) In the event Employee shall have been finally adjudicated in any Proceeding (A) not to have acted in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company, and (B) with respect to any criminal Proceeding, to have had reasonable cause to believe his or her conduct was unlawful, Employee shall not be indemnified against Indemnifiable Losses relating to, arising out of or resulting from such Proceeding.

    (iii) In the event a Proceeding is compromised or settled prior to final adjudication so as to impose any liability or obligation upon Employee, Employee shall not be indemnified against Indemnifiable Losses relating to, arising out of or resulting from such Proceeding if there be a determination that Employee did not act in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe her conduct was unlawful. Subject to Section 10(c)(v), a determination contemplated by the preceding sentence (a “Standard of Conduct Determination”) shall be made in good faith and on a reasonable basis: (A) by a majority vote of those Directors who are not involved in such Proceeding (the “Disinterested Directors”); (B) by the stockholders; or (C) if directed by a majority of Disinterested Directors, by independent legal counsel in a written opinion, with a summary of the determination to be provided to Employee. However, if more than half of the Directors are not Disinterested Directors, the determination shall be made by (X) a majority vote of a committee of one or more Disinterested Director(s) chosen by the Disinterested Director(s) at a regular or special meeting; (Y) the stockholders; or (Z) independent legal counsel chosen by the Board in a written opinion, with a summary of the determination to be provided to Employee. Employee will reasonably cooperate (at the Company’s expense) with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Employee and reasonably necessary to such determination.

    (iv) The Company shall use its reasonable efforts to cause any Standard of Conduct Determination required under Section 10(c)(iii) to be made as promptly as practicable. If (x) a Standard of Conduct Determination shall not have been made within 60 days after a written claim for indemnification has been received by the Company or (y)(1) a Standard of Conduct Determination shall have been made that Employee is entitled to indemnification under this Agreement and (2) such applicable indemnification payment is not made within 30 days after such Standard of Conduct Determination, then, Employee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim; provided, that, in the case of clause (x), such 60-day period may be extended for a reasonable time, not to exceed an additional 60 days, if the person or persons making such determination in good faith requires such additional time for obtaining or evaluating any documentation or information relating thereto. In the event of such a suit: (A) Employee shall be entitled to be paid the expenses of prosecuting such claim; and (B) the failure of the Company (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a Standard of Conduct Determination shall not be a defense to the action and shall not create a presumption that indemnification is not permissible nor shall it create a presumption that indemnification is permissible. In the event that a Standard of Conduct Determination is made that Employee is not entitled to indemnification under this Agreement, Employee shall be entitled to an adjudication in a court of competent jurisdiction of Employee’s entitlement to such indemnification or, if requested in writing by Employee or the Company, in arbitration to be conducted by a panel of three arbitrators pursuant to the American Arbitration Association’s Commercial Arbitration Rules. The Company shall not oppose Employee’s right to seek any such adjudication.

     (v) In making any Standard of Conduct Determination as required under Section 10(c)(iii), the person or persons or entity making such determination shall presume that Employee is entitled to indemnification under this Agreement.

(d) Advancement of Interim Expenses; Conditions; Procedure for Payment of Interim Expenses. Upon written request therefor, accompanied by (i) reasonably itemized evidence of Expenses incurred or reasonably expected to be incurred; (ii) a written affirmation that (A) Employee believes in good faith that her conduct conformed with the standard set forth in Section 10(a)(i) hereof and did not constitute conduct of the kind described in Section 10(a)(ii)(A) hereof and (B) Employee is entitled to indemnification hereunder; and (iii) Employee’s executed undertaking, in the form attached hereto as Exhibit C, providing that Employee undertakes to (A) repay the amounts advanced to the extent it is ultimately determined that Employee is not entitled to be indemnified by the Company and (B) subject to Section 8, cooperate with the Company and its insurers (as applicable), the Company shall promptly advance to Employee all reasonable Expenses incurred, or reasonably expected to be incurred, by Employee in connection with any Proceeding for which Employee is entitled to indemnification pursuant to this Section 10. Where the Company is required to make a determination as to the reasonableness of any Expenses under this Section 10, such determination shall be made in good faith and on a reasonable basis by (X) the Board, (Y) if more than half of the Directors are involved in the Proceeding, then by a majority vote of a committee of one or more Disinterested Director(s) chosen in accordance with the procedures specified in Section 10(c) of this Agreement or (Z) if directed by the Board, by independent legal counsel in a written opinion, with a summary of the determination to be provided to Employee.

(e) Defense of Underlying Proceeding

(i) Employee agrees to notify the Company in writing not later than 30 days after Employee receives notice of the commencement of or is served with any summons, citation, subpoena, complaint, indictment, information or other document relating to, any Proceeding. The failure by Employee to so notify the Company shall not relieve the Company from any liability hereunder unless, and only to the extent that, such failure actually and materially prejudices the interests of the Company. For the avoidance of doubt, any noncompliance by Employee with respect to Employee’s obligations under this Section 10(e) that for any reason materially diminishes or materially impairs the ability of the Company to obtain reimbursement under or otherwise access applicable insurance policies shall be deemed to have actually and materially prejudiced the interests of the Company. The Company agrees to notify Employee in writing not later than 30 days after any member of the Company Group receives notice that Employee has been named as a party in a Proceeding.

(ii) With respect to any Proceeding, the Company shall be entitled to participate in the defense at its sole expense or may assume the defense thereof, except for any such Proceeding asserted by or in the right of the Company (as to which Employee shall be entitled to exclusively control the defense with counsel of her choosing). The Company’s participation in the defense of any Proceeding of which the Company has not assumed the defense will not in any manner affect the rights of Employee under this Section 10, including Employee’s right to control the defense of such Proceeding and select counsel of her choosing.

(iii) After notice from the Company to Employee of its election to assume the defense of any Proceeding, the Company (x) shall directly pay all Expenses relating to or arising out of such Proceeding and (y) subject to the terms of this Section 10(e)(iii) and so long as the Company actually pays all such Expenses directly, will not be liable to Employee under this Section 10 for any Expenses subsequently incurred by Employee in connection with the defense thereof, other than such Expenses actually and reasonably paid or incurred by Employee in connection with any cooperation in the Company’s defense of such Proceeding or other action undertaken by Employee at the request of the Company or with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Employee shall have the right to retain separate counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the sole expense of Employee unless (A) the employment of counsel by Employee has been authorized by the Company, (B) Employee shall have been advised by counsel that the use of counsel chosen by the Company to represent Employee (or assumption of the defense by the Company) would present an actual or potential conflict that is likely to materially and adversely affect Employee’s interest or would not be permissible under applicable canons of legal ethics, or (C) the Company shall not have employed counsel to assume the defense of such action, in each of which cases the Expenses of separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) shall be at the sole expense of the Company. In all events Employee shall not unreasonably interfere with the conduct of the defense by the Company of any Proceeding that the Company shall have elected to assume the defense of and as to which the Company shall be using its reasonable best efforts to provide an effective defense.

(iv) The Company shall not be liable to indemnify Employee under this Section 10 for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. No member of the Company Group may settle any Proceeding without the consent of Employee unless (A) such settlement solely involves the payment of money and (B) includes a complete and unconditional release of Employee from all liability on any claims that are the subject matter of such Proceeding and for which the Employee is a named party. Neither the Company nor Employee will unreasonably withhold consent to any proposed settlement; provided, that Employee may withhold consent to any settlement of a Proceeding for which the Employee is a named party that does not provide a complete and unconditional release of Employee.

(f) No Duplication of Payments. The Company shall not be liable under this Section 10 to make payment of any amounts otherwise indemnifiable hereunder if and to the extent Employee has actually received such payment under any insurance policy, the Company’s Sixth Restated Certificate of Incorporation, Fifth Amended and Restated By-Laws, applicable law or any other source.

(g) Subrogation. In the event of any payment pursuant to Section 10 of this Agreement, the Company shall be subrogated to the extent of such payment to all of Employee’s related rights of recovery, including any such right to indemnification from any other insurer or other source. Employee shall take all actions necessary to evidence such rights.

(h) Non-Exclusivity. The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Employee may at any time be entitled under applicable law, the Company’s certificate of incorporation, the Company’s by-laws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. To the extent that a change in applicable law (including the Delaware General Corporation Law), whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Company’s certificate of incorporation, the Company’s by-laws and this Agreement, it is the intent of the parties hereto that Employee shall enjoy by this Agreement the greater benefits so afforded by such change.

(i) D&O Insurance. To the extent that any Company Group member maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company Group or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company Group (a “D&O Policy”), Employee shall (and shall continue to be) be covered by such D&O Policy in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such D&O Policy.  The Company shall give prompt notice of the commencement of any Proceeding that may give rise to indemnification to Employee under this Agreement to the insurer(s) of its D&O Policy in accordance with the procedures set forth in the D&O Policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Employee, all amounts payable as a result of such proceeding in accordance with the terms of the D&O Policy.

(j) Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns (including any successors by way of asset or equity acquisition, merger or consolidation).

11.Mutual Non-Disparagement. Subject to Section 7(c), Employee will not make (and will not cause any other Person to) any defamatory or intentionally disparaging statements to any third parties regarding the Company, its subsidiaries or any of their affiliates or their respective successors, assigns, officers, directors, employees, businesses, products, services, customers or investors. The Company will instruct Ajei Gopal, Renee DeMay, Shane Emswiler, Walt Hearn, Janet Lee, Kathleen Weslock, and Andy Kincheloe to not make, or cause to be made, any defamatory or intentionally disparaging statements to any third parties regarding Employee and will advise such individuals that violation of this instruction shall constitute a violation of the Ansys Code of Business Conduct and Ethics. For purposes of the foregoing, “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.
12.Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties signed in ink wherein specific reference is made to this Agreement.
13.Governing Law and Forum.
    (a) Except with respect to Section 10, this Agreement will be governed by, and performed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws provisions. Employee consents to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Washington County, Pennsylvania.

    (b) Section 10 of this Agreement will be governed by, and performed in accordance with, the laws of the State of Delaware without regard to its conflicts of laws provisions. The Company and Employee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to Section 10 of this Agreement and agree that any action instituted under Section 10 of this Agreement shall be brought only in the Chancery Court of the State of Delaware.
14.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is illegal or unenforceable and such provision or provisions cannot be modified to be enforceable, then such provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect.
15.Effective Date. This Agreement will become effective on the day Employee executes it (“Effective Date”).
16.Entire Agreement. Except as otherwise provided herein, or in documents specifically referenced by this Agreement, this Agreement constitutes the entire agreement relating to the matters stated herein, and it cancels and supersedes any prior agreements or understandings that may have existed between Employee and Ansys with respect to all matters covered by this Agreement. No other promise or inducement has been offered to either party except as set forth herein. Notwithstanding the foregoing, all equity award agreements executed by the Employee or equivalent documentation shall remain in full force and effect in accordance with the terms thereof. Employee confirms that on Resignation Date or any date after as determined by the Company she will have returned all tangible versions of all documents containing Ansys business information, other than information pertaining to her own employment terms, and that she will not have not retained any Ansys business information in any form. For avoidance of doubt, the previous agreements referred to in this Section are separate and distinct from the matters covered by this Agreement.
Employee acknowledges that pursuant to 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) and/or any applicable state law: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and, (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
17.Copies Effective as Originals. This Agreement may be executed in counterparts and each counterpart, when executed, will have the efficacy of an original. Photographic or faxed copies of signed counterparts may be used in lieu of the original for any purpose.
18.Review of Agreement and Consultation with Attorney. EMPLOYEE IS HEREBY ADVISED THAT SHE HAS BEEN GIVEN REASONABLE TIME TO REVIEW THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY OF HER CHOICE.

    IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement as of the dates set forth below:

/s/ Nicole Anasenes 2/19/2024 Nicole Anasenes Date	/s/ Kathleen Weslock 2/19/2024 ANSYS, Inc. Date

EXHIBIT A

CONSULTING SERVICES AGREEMENT

    THIS CONSULTING SERVICES AGREEMENT (this “Agreement”), is hereby made and entered into this 8th day of June 2024, by and between ANSYS, Inc., a Delaware corporation, having offices at 2600 ANSYS Drive, Canonsburg, Pennsylvania 15317 U.S.A. (hereinafter “ANSYS” or the “Company”), and Nicole Anasenes, an individual residing at the address set forth in ANSYS’s books and records (hereinafter “Consultant”).

    WHEREAS, Consultant represents that she has expertise in the area of administration and finance and is ready, willing, and able to provide consulting services to ANSYS on the terms and conditions set forth herein; and

    WHEREAS, ANSYS, in reliance on Consultant’s representations, is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the obligations herein made and undertaken, the parties, intending to be legally bound, covenant and agree as follows:

SECTION 1
SCOPE OF SERVICES

1.1    Consultant shall provide the consulting services described in the attached Work Statement, which is incorporated herein by reference as if set forth herein in full. ANSYS and Consultant agree that it is reasonably anticipated that Consultant’s services hereunder will require the Consultant to render services at a level that will not exceed 20 % of the average level of Consultant’s services as an employee of the Company over the thirty-six (36)-month period preceding the effective date of Consultant commencing services under this Agreement on June 8, 2024 (the “Consulting Start Date”). The parties acknowledge that, for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Consultant will have undergone a “separation from service,” within the meaning of Section 409A, from the Company upon the date of Consultant’s termination of employment with the Company on June 7, 2024.
    1.2    All work shall be performed at the Consultant’s facilities unless otherwise mutually agreed in writing and shall be performed in a workmanlike and professional manner.

    1.3    Anything herein to the contrary notwithstanding, the parties hereby acknowledge and agree that ANSYS shall have no right to control the manner, means or method by which Consultant performs the services called for by this Agreement. Rather, ANSYS shall be entitled only to direct Consultant with respect to the elements of services to be performed by Consultant and the Work Product (as defined below) to be delivered to ANSYS, to inform Consultant as to where and when such services shall be performed, and to review and assess the performance of such services by Consultant for the limited purposes of assuring that such services have been performed and confirming that the Work Product is satisfactory.

    1.4    During the consulting term provided in Section 2 hereof, Consultant will at all times be and remain an independent contractor. Consultant agrees and acknowledges that, during such consulting term, Consultant will not be treated as an employee of ANSYS or any of its affiliates for purposes of federal, state, local, or foreign income tax withholding, nor unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, or any worker’s compensation law of any state or country and for the purposes of benefits provided to employees of ANSYS or any of its affiliates under any employee benefit plan. Consultant acknowledges and agrees that as an independent contractor, Consultant will be required during the consulting term, to pay any taxes on amounts paid to Consultant by ANSYS and its affiliates.

SECTION 2
TERM OF AGREEMENT

    2.1    The effectiveness of this Agreement is expressly conditioned upon the execution by and effectiveness of the General Release and Waiver of Claims expected to be entered into by ANSYS and the Consultant on June 7, 2024 (the “Release”). If the Release is revoked by Consultant and therefore does not become effective, then this Consulting Services Agreement will not go into effect and will be null and void.

2.2    This Agreement shall commence on the Consulting Start Date so long as the condition set forth in Section 2.1 is satisfied and, unless modified by mutual written agreement of the parties or terminated earlier pursuant to the terms of this Agreement, shall continue until August 8, 2024.

    2.3    Within ten (10) days of the expiration of this Agreement, Consultant shall comply with Section 5.2 hereof regarding return of documents and data, and shall also furnish to ANSYS all work in progress or portions thereof, including all incomplete work.

    2.4    The provisions of this Agreement pertaining to licenses, indemnification, limitation of liability, warranty disclaimers, confidentiality and any other sections which by reasonable interpretation are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination.
SECTION 3
FEES, EXPENSES, AND PAYMENT

    3.1    In consideration of the services to be performed by Consultant, ANSYS shall pay Consultant fees and expenses in accordance with the terms of the applicable Work Statement.

    3.2     ANSYS, upon payment of such amounts identified in the Work Statement, shall have no further liability or obligation to Consultant whatsoever for any further fees, expenses, or other payment.

SECTION 4
OWNERSHIP AND RIGHTS

    4.1    As used in this Agreement, the term “Intellectual Property” shall mean any rights under patent, mask work and other semiconductor chip protection, copyright, trade secret, trademark, or similar laws throughout the world; and the term “Invention” shall mean any idea, design, concept, method, development, process, formula, know-how, technique, invention, discovery, improvement or work of authorship, regardless of patentability, made, created, invented, developed and/or reduced to practice by Consultant, or jointly by Consultant with one or more employees or agents of ANSYS, during the term of this Agreement and in performance of any work under any Work Statement issued hereunder, provided that either (or both) the conception or reduction to practice thereof occurs during the term of this Agreement and in the performance of work under a Work Statement issued hereunder.

    4.2    All right, title, and interest in and to all Work Product, including all Intellectual Property rights embodied therein, shall be held by ANSYS, and all Work Product shall, to the extent possible, be considered works made by Consultant for hire for the benefit of ANSYS (collectively, “Work Product”). Consultant shall mark all Work Product with ANSYS’ copyright or other proprietary notice as directed by ANSYS and shall take all actions and offer all assistance deemed necessary by ANSYS to perfect ANSYS’ rights (including Intellectual Property rights) therein. In the event that the Work Product cannot constitute work made by Consultant for hire for the benefit of ANSYS under applicable law or in the event that Consultant should otherwise retain any rights to any Work Product, Consultant agrees to and hereby does assign all right, title, and interest in and to such Work Product to ANSYS, without further consideration, and shall take all actions and offer all assistance deemed necessary by ANSYS to perfect ANSYS’ rights, including, without limitation, execution of any documents of assignment or registration (e.g., of copyright or patent) requested by ANSYS respecting any and all Work Product.

    4.3    Consultant agrees to and hereby does assign to ANSYS, its successors, and assigns, all right, title and interest in and to all Inventions, including, without limitation, the right to seek protection by obtaining Intellectual Property (including, without limitation, patent) rights therefor and to claim all rights or priorities thereunder, and the same shall become and remain ANSYS’ property regardless of whether such protection is sought. Consultant shall promptly make a complete written disclosure to ANSYS of each Invention not otherwise clearly disclosed to ANSYS in the pertinent Work Product, specifically pointing out features or concepts that Consultant believes to be new or different. Consultant shall, upon ANSYS’ request and at ANSYS’ expense, cause to be filed or assist ANSYS with the filing of patent applications thereon, through attorneys or agents designated by ANSYS, and shall forthwith sign all such applications over to ANSYS, its successors, and assigns. Consultant shall give ANSYS all reasonable assistance in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all such declarations, assignments and/or other instruments or documents as ANSYS may consider necessary or appropriate to carry out the intent of this Agreement.

    4.4    All right, title, and interest in and to any programs, systems, data, and materials furnished to Consultant by ANSYS are and shall remain the property of ANSYS.

    4.5     Consultant agrees to grant and hereby does grant to ANSYS, its successors, and assigns, the royalty-free, fully paid-up worldwide, nonexclusive right and license under any Intellectual Property rights owned by Consultant or with respect to which Consultant has a right to grant such rights and licenses, to the extent required by ANSYS to exploit the Work Product and to exercise its full rights in the Work Product, including, without limitation, the rights to make, have made, sell, offer for sale, have sold, import, have imported, copy, create derivative works, modify and distribute products and services based on or incorporating such Work Product.

    4.6.    ANSYS hereby grants to Consultant a limited, nonexclusive right and license to copy, create derivative works, modify and otherwise use any ANSYS Intellectual Property provided to Consultant hereunder, solely for the purpose of rendering the services set forth in a Work Statement. Such limited right and license shall extend to no other materials or for any other purpose and shall terminate automatically upon expiration or termination of this Agreement or any applicable Work Statement.

SECTION 5
CONFIDENTIAL INFORMATION

    5.1    Consultant acknowledges that in order to perform the services called for in this Agreement, a relationship of confidence and trust will exist between Consultant and ANSYS, and that ANSYS possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to ANSYS (including, without limitation, information created, discovered and/or developed by Consultant or arising out of the relationship contemplated hereby or in the course of work performed hereunder) or in which property rights have arisen in, been assigned to or otherwise conveyed to ANSYS, which information has commercial value in the business in which ANSYS is engaged or which relates to ANSYS’ actual or anticipated research and development activities. All such information is hereinafter referred to as “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, computer programs (whether in source or object code form), formulae, data (such as scientific, sales or technical data), information, designs, processes, procedures, know-how, improvements, Inventions, techniques, designs, developments, discoveries, marketing plans, strategies, forecasts, customer and supplier lists, and compilations of such information.

    5.2    Consultant agrees that all Proprietary Information shall be the sole property of ANSYS and its assigns, and ANSYS and its assigns shall be the sole owner thereof. At all times, both during the term of this Agreement and thereafter, Consultant will keep in strict confidence and trust all Proprietary Information or anything relating to such information, will not allow any unauthorized person access to Proprietary Information, either before or after the termination of this Agreement, and will take all action reasonably necessary to protect the confidentiality of Proprietary Information, including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of Proprietary Information. Consultant agrees to segregate all Proprietary Information from information of other companies and agrees not to reproduce Proprietary Information without ANSYS’ prior written consent. In the event of the expiration or termination of this Agreement for any reason or no reason, with or without cause, Consultant will deliver to ANSYS all documents and data of any nature pertaining to work performed hereunder and Consultant will not, without the prior written consent of ANSYS, retain any documents or data of any description, or any reproduction containing or pertaining to any Proprietary Information.

5.3    Consultant’s obligations with respect to Proprietary Information shall not apply to any portion of the Proprietary Information which is presently or becomes publicly available or a matter of public knowledge or domain through no act or omission by Consultant; which is rightfully received by Consultant from a third party who is or was not bound in any confidential relationship to ANSYS; or which is required to be disclosed by a judicial or governmental order, in which case Consultant shall promptly notify ANSYS and take reasonable steps to assist in contesting such order or in protecting ANSYS’ rights prior to disclosure.

5.4    Consultant’s obligations of confidentiality under this Agreement shall not apply to the general skills and experience gained during the course of the services that Consultant could reasonably have been expected to acquire in similar work with another company.

5.5    Consultant acknowledges the following: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and, (c) an individual who files a lawsuit for retaliation against ANSYS for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

5.6    Notwithstanding the foregoing, nothing in this Agreement restricts or prohibits Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Proprietary Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Consultant is waiving her right to receive any individual monetary relief from ANSYS or any ANSYS subsidiary or affiliate resulting from such claims or conduct, regardless of whether she or another party has filed them. This Agreement does not limit Consultant’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Consultant does not need the prior authorization of ANSYS to engage in conduct protected by this Section 5, and Consultant does not need to notify ANSYS that she has engaged in such conduct.

SECTION 6
CONFIDENTIALITY OF AGREEMENT; PUBLICITY

    6.1    Both during the term of this Agreement and thereafter, Consultant shall not, without ANSYS’ express written permission, disclose the nature of the effort undertaken for ANSYS to any other person or entity, except as may be necessary to fulfill Consultant’s obligations hereunder.

SECTION 7
REPRESENTATIONS AND WARRANTIES

    Consultant makes the following representations and warranties for the benefit of ANSYS, as a present and ongoing affirmation of facts in existence at all times when this Agreement is in effect:

    7.1    Consultant represents and warrants that she is under no obligation or restriction, nor will she assume any such obligation or restriction, that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by Consultant under this Agreement and any Work Statements hereunder, or the Work Product to be provided to ANSYS. Consultant is the lawful owner or licensee of any software programs or other materials used by Consultant in the performance of the services called for in this Agreement and has all rights necessary to convey to ANSYS the unencumbered ownership of all Work Product. Consultant represents and warrants that no Work Product will constitute a derivative work of any preexisting work to which Consultant does not own full right and title or which Consultant lacks authority to transfer to ANSYS.

    7.2    Consultant represents and warrants that she is and will be the sole author of, or have adequate rights to use, all works employed by Consultant in preparing any and all Work Product; that she has and will have full and sufficient right to assign or grant the rights in the Work Product contemplated hereunder; that all Work Product do not and will not infringe or otherwise violate any Intellectual Property rights, privacy or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Consultant (or, insofar as Consultant is aware, any entity from which Consultant has obtained such rights).

    7.3    Consultant represents and warrants that all Work Product shall be prepared in a workmanlike manner and with professional diligence and skill; that all Work Product will function on the machines and with operating systems for which they are designed; that all Work Product will conform to the specifications and functions set forth in any Work Statement relating thereto; and that Consultant will perform all work called for by each Work Statement issued hereunder in compliance with applicable law.

    7.4    Consultant’s performance of the services called for by this Agreement do not and shall not violate any applicable law, rule or regulation; any contracts with third parties; or any third-party rights, including, without limitation, Intellectual Property rights.

SECTION 8
CONFLICTS OF INTEREST

8.1    During the term of this Agreement, Consultant shall not engage in work or render services that will conflict with the relationship of trust and cooperation created hereby or that may otherwise conflict with Consultant’s obligations under this Agreement.

8.2    Consultant will promptly notify ANSYS in writing of and at such time(s) as any such conflict arises or is discovered.

SECTION 9
INDEMNIFICATION

    9.1    Consultant hereby indemnifies and agrees to hold harmless ANSYS, and all subsidiaries and affiliates of ANSYS, and their respective officers, directors, employees, stockholders and agents, from and against any and all claims, demands and actions and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorney fees, arising out of or relating to (i) the services performed by Consultant hereunder or any breach of the representations and warranties made by Consultant pursuant to Section 7 hereof, or (ii) a claim of infringement and/or misappropriation of Intellectual Property rights arising in connection with the Work Product or by virtue of the performance of Consultant’s obligations hereunder. Consultant’s obligations under this Section 9.1 shall survive the expiration or termination of this Agreement. ANSYS agrees to give Consultant prompt notice of any such claim, demand or action.

SECTION 10
LIMITATION OF LIABILITY

    10.1    ANSYS shall be liable to Consultant only for invoiced charges for work actually performed by Consultant up to the effective date of expiration or termination of this Agreement or applicable Work Statement and that meet the Acceptance Criteria set forth in the applicable Work Statement as well as for any charges preapproved by ANSYS that Consultant has already incurred and not been reimbursed for in connection with the applicable Work Statement.

    10.2    IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY THIRD PARTY CLAIM OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL NOT APPLY TO CONSULTANT’S POTENTIAL LIABILITY UNDER SECTION 9 OR ARISING FROM BREACHES OF HER OBLIGATIONS UNDER SECTIONS 5 AND 6.

    10.3    ANSYS makes no representations or guarantees, expressed or implied, regarding the total number of hours that Consultant may work or the total amount of revenue that may ultimately be derived by Consultant from ANSYS pursuant to this Agreement.

SECTION 11
ANSYS STANDARD Business Practices

11.1    Consultant has read and agrees to comply with the ANSYS Standard Business Practices, a copy of which is attached. Consultant will obey all pertinent ANSYS rules and security regulations while on ANSYS premises, including those relating to safeguarding of proprietary and competitively sensitive information.

SECTION 12
MISCELLANEOUS

    12.1    Neither party shall assign, transfer or subcontract this Agreement or any of its obligations hereunder without the prior written consent of the other.

    12.2    This Agreement shall be governed and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania as they apply to a contract executed, delivered and performed solely in such Commonwealth, excluding its choice of law provisions and excluding the United Nations Convention on the International Sale of Goods. The parties agree to submit to the jurisdiction and venue of the state and federal courts located in the Commonwealth of Pennsylvania.

    12.3    The parties are and shall be independent contractors to one another and nothing herein shall be deemed to cause this Agreement to create an agency, partnership or joint venture between the parties. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between ANSYS and either Consultant or any employee or agent of Consultant.

    12.4    All remedies available to either party for one or more breaches by the other party are and shall be deemed cumulative and may be exercised separately or concurrently without waiver of any other remedies. The failure of either party to act in the event of a breach of this Agreement by the other shall not be deemed a waiver of such breach or a waiver of future breaches unless such waiver shall be in writing and signed by the party against whom enforcement is sought.

    12.5    All notices required or permitted hereunder shall be in writing addressed to the respective parties as set forth herein, unless another address shall have been designated in writing, and shall be delivered by hand or by registered or certified mail, postage prepaid.

    12.6    This Agreement is enforceable only by Consultant and ANSYS and its successors and assigns.

    12.7    Consultant understands that the materials and/or information being transmitted under the performance of this Agreement may be subject to U.S. Government laws and regulations regarding export or re-export. It is solely Consultant’s obligation to obtain all appropriate export licenses, keep required records, and comply fully with all applicable export control statutes and regulations.

    12.8    If any provision of this Agreement or any Work Statement shall be ruled invalid, such provision shall be ineffective only to the extent of such invalidity and the remainder of this contract shall remain in full force and effect.

    12.9    This Agreement and each Work Statement pursuant to this Agreement set forth the entire understanding of the parties as to the subject matter therein and may not be modified except in a writing executed by both parties in ink. In the event of a conflict between this Agreement and any Work Statement, the terms of this Agreement shall control.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the date and year first above written.

ANSYS, Inc.		Consultant
By:		By:
	Signature		Signature

	Printed Name		Printed Name

	Date		Date

    Address for correspondence:    Address for correspondence:
    In ANSYS’ books and records
    2600 ANSYS Drive
    Canonsburg, PA 15317

WORK STATEMENT

This Work Statement is pursuant to and governed by the Consulting Services Agreement entered into by the parties on June 8, 2024 (the “Agreement”).

I.    SCOPE OF WORK

A.    PROJECT DESCRIPTION
Consultant will be responsible for providing to ANSYS upon request consulting and support for ongoing matters that are being transitioned and for general knowledge transfer necessary due to Consultant’s resignation.

B.    TERM OF SERVICES
It is contemplated that all work to be performed by Consultant under this Work Statement shall be completed by Consultant by August 8, 2024.

II.    PAYMENT TERMS

A.    PAYMENT

The consulting fee will be $50,000 paid as follows.

ANSYS will make a single lump sum payment of $25,000 by check sent via regular U.S. mail to the Consultant at her address of record within fourteen days of the Consulting Start Date.

ANSYS will make 1 additional payment of $25,000 by check sent via regular U.S. mail to the Consultant at her address of record on the following date: August 8, 2024.

The above-referenced payments will be made via wire transfer if Consultant prefers by providing the following information: Bank Name, Bank Routing and Transit Number, Account Number, and Name on Account.

B.    TRAVEL EXPENSES
Only reasonable travel expenses approved in advance by ANSYS will be reimbursed. Travel expenses shall be separately listed by Consultant on her invoices. Travel expense invoices shall enumerate the date each travel expense was incurred, by whom it was incurred, the nature of the travel expense, and the provider of the service. Each invoice will be accompanied by all supporting receipts, bills, statements, or other similar documents. To be reimbursed, travel expenses must also comply with the following conditions:

Airfare:    ANSYS will only reimburse coach class airfare.

Lodging:    ANSYS will only reimburse single or double occupancy lodging in standard hotel rooms.

Food:    ANSYS will not reimburse expenses for alcohol or expenses for guests of Consultant, unless approved by an authorized ANSYS representative in advance.

Car:    ANSYS will only reimburse economy-class rental cars.

Other than the above, no travel expenses of Consultant incurred or arising out of the work performed under this Work Statement will be reimbursed.

If any reimbursement would constitute deferred compensation for purposes of Section 409A, such reimbursement will be subject to the following rules: (a) the amount to be reimbursed will be determined pursuant to the terms of the applicable benefit plan or policy and shall be limited to Consultant’s lifetime, (b) the amount eligible for reimbursement during any calendar year may not affect the expenses eligible for reimbursement in any other calendar year; (c) any reimbursement of an eligible executive shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (d) Consultant’s right to reimbursement is not subject to liquidation or exchange for cash or another benefit.

IN WITNESS WHEREOF, the persons signing below warrant that they are duly authorized to sign for and on behalf of, the respective parties.

ANSYS, Inc.:		Consultant:
By:		By:
	Signature		Signature

	Printed Name & Title		Printed Name

	Date		Date

APPENDIX B

ANSYS STANDARD BUSINESS PRACTICES

At Ansys, we are committed to conducting business with the highest standards of ethical conduct and in compliance with applicable laws, rules and regulations. We believe that our business partners play a key role in our continued growth and success.

Our global reach is a testament to the trust our customers have in us. We value our customer relationships and work diligently to continuously improve them, which is why ethical conduct, honesty and transparency are the principles underlying our customer interactions.

Please review these business practices carefully and give a copy of this document to any of your associates with a need to know.

If you believe that an Ansys employee or business partner has engaged in some type of unethical behavior, you should immediately report the concern to the Ansys Ethics Line.

The Ansys Ethics Line is a 24/7, toll-free ethics hotline that is hosted by an independent third-party service provider and is available to all Ansys employees, customers, suppliers, contractors, and other business associates.

The Ansys Ethics Line is available anywhere in the world:
•     By telephone using a special toll-free number based on the country from which you are calling. In the United States and Canada, call 1.855.729.0134. International phone numbers are listed on http://www.ansys.ethicspoint.com.
•     By web available at http://www.ansys.ethicspoint.com.

In addition to the resources listed above, you may also ask questions, raise concerns, or make reports of suspected compliance violations by contacting the Ethics & Compliance team within the Ansys Legal Department as follows:
•     Mail: ANSYS, Inc., Attn: Compliance Manager, 2600 Ansys Drive, Canonsburg, PA 15317
•     Email: compliance@ansys.com

Because we value our relationships with our business partners, Ansys also believes that our business relationships should be based upon clear written agreements. Ansys does not do business based upon verbal agreements, side letters, or email exchanges. We use formal written agreements:

•     so that each party has a clear understanding of its rights and obligations;
•     to ensure that the objectives of the relationship are fulfilled;
•     to avoid conflicts with our business partners; and
•     to keep business relationships on a professional basis.

Ansys abides by the terms of the written agreements it enters into and requires that its business partners do the same. Consequently, only an authorized employee at Ansys may enter into an agreement or modify or amend existing agreements. If you have any questions regarding our business practices, please contact the Ansys Legal Department.

EXHIBIT B

GENERAL RELEASE AND WAIVER OF CLAIMS

This General Release and Waiver of Claims (“Waiver Agreement”) is entered into by ANSYS, Inc., a Delaware corporation with a principal office at 2600 Ansys Drive, Canonsburg, PA 15317 (“Ansys” or “Company”), and Nicole Anasenes, an individual residing at the address set forth in the Company’s books and records (“Employee”) (collectively, the “Parties”). By executing this Waiver Agreement and not revoking it, Employee satisfies an express condition precedent to which Employee agreed in the Transition Agreement that Employee and Company executed on February 15, 2024 (the “Transition Agreement”).
1.Termination of Employment. Employee has given notice of her intent to voluntarily resign as an employee of Ansys of her position with Ansys during the second quarter of 2024. Pursuant to the Transition Agreement, effective February 22, 2024 (the “Transition Date”), Employee will no longer serve as the Company’s Chief Financial Officer and Senior Vice President of Finance (with such transition being voluntary and consented to by Employee). Further, Employee will remain a non-executive employee of Ansys until June 7, 2024 (the “Resignation Date”), on which Resignation Date Employee resigns from Ansys and Employee’s employment with the Company and all of its subsidiaries will terminate.
2.Consideration to Employee. In exchange for Employee’s execution of (and non-revocation of) the Transition Agreement, her commitment to work through and including her Resignation Date, her Non-Compete and Non-Solicitation promises set forth in the Transition Agreement, and this Waiver Agreement, Ansys is entering into the Consulting Services Agreement, with Employee’s consulting services thereunder commencing on the Resignation Date.
3.General Release of Claims. Employee, on behalf of herself, her heirs, executors, administrators, devisees, spouses, and assigns, knowingly and voluntarily releases and forever discharges, to the fullest extent permitted by law, Ansys and its affiliates, subsidiaries, insurers, associates, predecessors, successors and assigns (including, without limitation, any of their respective current and former employees, officers, directors, agents, trustees, attorneys, representatives and stockholders) (collectively “Releasees”) from any and all actions, suits, debts, claims and demands, known and unknown, asserted and unasserted, Employee has or may have against Releasees from the beginning of time to the date of the execution of this Waiver Agreement, including, but not limited to, any alleged violation of: the Age Discrimination in Employment Act (“ADEA”); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Americans with Disabilities Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act; the Older Workers Benefit Protection Act; the Workers Readjustment and Retraining Notification Act; and the Consolidated Omnibus Reconciliation Act. Employee also hereby waives her rights under the following statutes to the fullest extent permissible under applicable state and local laws including, but not limited to, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Pregnancy, Childbirth and Childrearing Law, the Pennsylvania Whistleblower Law, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner. Employee also releases any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy; unlawful discrimination, harassment and retaliation (including related to status as a whistleblower, perceived or actual) under applicable federal, state and local laws and regulations; violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment; claims under the ANSYS, Inc. Executive Severance Plan; and claims for monetary damages, costs, fees, expenses, attorneys’ fees and any other form of personal relief.
Despite any language in this Waiver Agreement to the contrary, Employee does not release claims that by law cannot be released by private agreement including, but not limited to, claims for workers’ compensation, unemployment compensation, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law; any benefit entitlements that are vested as of the Resignation Date pursuant to the terms of an Ansys-sponsored benefit plan governed by ERISA; violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable; and any wrongful act or omission occurring after the date Employee signs this Waiver Agreement. Employee acknowledges that she has not made any claims or allegations related to sexual harassment or sexual abuse and none of the payments set forth in this Waiver Agreement are related to sexual harassment or sexual abuse.
Nothing in this Waiver Agreement prevents Employee from: (a) filing a charge or complaint with any governmental agencies (including, but not limited to, the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), or National Labor Relations Board (“NLRB”)); (b) participating or cooperating in any matters before such governmental agencies or providing information or documents to them including the SEC; (c) filing an action in court alleging that the release of claims under the ADEA was not knowing or voluntary; (d) filing an action in court for ADEA claims that may arise after the date this Waiver Agreement is signed by Employee; (e) filing an action in court for ADEA claims that may arise after the date this Waiver Agreement is signed by Employee; or (f) exercising Employee’s right under Section 7 of the National Labor Relations Act to engage in joint activity with other employees.
4.Indemnification. As originally set forth in the Transition Agreement, Company and Releasees have made no representations to Employee regarding the tax consequences of any consideration received under this Waiver Agreement, and Employee is solely responsible for all applicable taxes, if any, owed to any taxing authority as a result of the consideration given by Ansys under Section 2. Employee will indemnify Ansys and Releasees, and hold Ansys and Releasees harmless, for all taxes, penalties and interest, withholding or otherwise, for which Ansys and/or Releasees may be found liable as a consequence of having given the consideration to Employee pursuant to Section 2.
5.Warranties. Employee warrants that she has no known workplace injuries and that she has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts earned and accrued, less applicable deductions, to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or other amounts are due to her, except as provided in Section 2.

6.Return of Property. Employee warrants that she has returned to the Company all property and information that belongs to the Company, including, but not limited to the following (where applicable): automobile; computers (desktop and laptop); phone; tablet; iPad; devices (including USB and external hard drives); handheld devices; keys, access cards, passwords, and/or ID cards; all electronically stored and paper copies of all financial data, customer information, business plans and reports, and Company files; and all records, customer lists, written information, forms, plans, and other documents, including electronically stored information. Employee shall search Employee’s electronic devices, device back-ups, residence, and automobile and certify in the waiver of claims executed contemporaneous with her Resignation Date that Employee has disclosed all Company property in Employee’s possession or control and returned such property as directed by Company.
7.Reports to Government Entities. Nothing in this Waiver Agreement, restricts or prohibits Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing Proprietary Information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the EEOC, the Department of Labor, the NLRB, the Department of Justice, the SEC, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Employee is waiving her right to receive any individual monetary relief from Ansys or any others covered by this Waiver Agreement resulting from such claims or conduct, regardless of whether she or another party has filed them. This Waiver Agreement does not limit Employee’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Employee does not need the prior authorization of Ansys to engage in conduct protected by this Section, and Employee does not need to notify Ansys that she has engaged in such conduct.
8.Amendment. This Waiver Agreement may not be modified, altered or changed except upon express written consent of all Parties signed in ink wherein specific reference is made to this Waiver Agreement.
9.Governing Law and Forum. This Waiver Agreement will be governed by, and performed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws provisions. Employee consents to the personal jurisdiction and venue of the state and federal courts having jurisdiction over Washington County, Pennsylvania.
10.Severability. Except for the release of claims in Section 3, if a court of competent jurisdiction determines that any provision of this Waiver Agreement is illegal or unenforceable and such provision or provisions cannot be modified to be enforceable, then such provision will immediately become null and void, leaving the remainder of this Waiver Agreement in full force and effect.
11.Revocation and Effective Date. Employee may revoke her acceptance of the terms of this Waiver Agreement during a period of seven (7) calendar days following the day she executes this Waiver Agreement (“Revocation Period”). Any revocation must be submitted, in writing, by email to janet.lee@ansys.com or by either hand delivery or certified U.S. Mail, return receipt requested, to Janet Lee, Vice President and General Counsel, Ansys, Inc., 2600 Ansys Drive, Canonsburg, Pennsylvania, 15317. The revocation must be delivered or postmarked within the Revocation Period. This Agreement will become effective on the day after the expiration of the applicable Revocation Period (“Effective Date”).

12.Entire Agreement. Except as otherwise provided herein, this Waiver Agreement (in addition to the Transition Agreement) constitutes the entire agreement relating to the matters stated herein, and it cancels and supersedes any prior agreements or understandings that may have existed between Employee and Ansys with respect to all matters covered by this Waiver Agreement. No other promise or inducement has been offered to either party except as set forth herein.
13.Acknowledgement of Previous Agreements. Nothing in this Waiver Agreement releases Employee from any previous obligations she has under any agreements with Ansys or its affiliates or subsidiaries including, without limitation, all equity award agreements executed by the Employee or equivalent documentation. Employee remains aware of and will comply with her existing legal obligations under the Transition Agreement, including the obligation to maintain the confidentiality of all confidential business information which she learned or to which she had access during her employment with Ansys, and the non-compete and non-solicitation provisions set forth therein. Employee confirms that she has returned all tangible versions of all documents containing Ansys business information, other than information pertaining to her own employment terms, and that she has not retained any Ansys business information in any form. For avoidance of doubt, the previous agreements referred to in this Section are separate and distinct from the matters covered by this Waiver Agreement.
Employee acknowledges that pursuant to 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2) and/or any applicable state law: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (b) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and, (c) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
14.Copies Effective as Originals. This Waiver Agreement may be executed in counterparts and each counterpart, when executed, will have the efficacy of an original. Photographic or faxed copies of signed counterparts may be used in lieu of the original for any purpose.
15.Review of Waiver Agreement and Consultation with Attorney. EMPLOYEE IS HEREBY ADVISED THAT SHE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS WAIVER AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS WAIVER AGREEMENT. EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY OF HER CHOICE. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS WAIVER AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

    IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Waiver Agreement as of the dates set forth below:

EMPLOYEE Nicole Anasenes Date	ANSYS, Inc. Date

EXHIBIT C
UNDERTAKING

This Undertaking is submitted pursuant to the Transition Agreement, dated as of ___________ ___, ____ (the “Transition Agreement”), between ANSYS, Inc., a Delaware corporation (the “Company”), and Nicole Anasenes, an individual residing at the address set forth in the Company’s books and records (“Employee”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Transition Agreement.
Employee hereby requests that the Company advance the reasonable Expenses which the undersigned has incurred or will incur in connection with ______________________ (the “Proceeding”).
Employee hereby undertakes to: (a) repay (without interest) the expenses paid or advanced by the Company to the extent it is determined, following the final disposition of the Proceeding and in accordance with the Transition Agreement, that the undersigned is not entitled to indemnification by the Company under the Transition Agreement with respect to the Proceeding; and (b) cooperate with the Company and its insurers (as applicable) (at the Company’s expense) in connection with the Proceeding and any related matters.
    IN WITNESS WHEREOF, Employee has executed this Undertaking as of this _____ day of ______________, ____.

Nicole Anasenes